UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2021

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2021, Rubius Therapeutics, Inc. (the “Company”) announced the appointment of Dannielle Appelhans, age 38, as the Company’s Chief Operating Officer, effective as of August 9, 2021 (the “Effective Date”). Ms. Appelhans will also serve as the Company’s Principal Operating Officer.

Most recently, Ms. Appelhans served as senior vice president of technical operations and chief technical officer at Novartis Gene Therapies from 2020 to 2021, where she oversaw late-stage development, clinical and commercial manufacturing, supply chain and all supporting operational functions for the gene therapy unit and AAV portfolio. Since 2014, she held positions of increasing responsibility in global supply chain, strategy and operational excellence across several divisions within Novartis. Before joining Novartis in 2014, Ms. Appelhans was a senior engagement manager at McKinsey & Company, working in the pharmaceutical operations practice. Earlier in her career she held roles of increasing responsibility at Eli Lilly and Company.

On July 26, 2021, the Company entered into an Employment Agreement with Ms. Appelhans (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Ms. Appelhans will receive an annual base salary of $450,000, and is eligible to earn an annual cash incentive award based on performance with a target value equal to 40% of her annual base salary. Ms. Appelhans will also be eligible to receive a sign-on bonus of $130,000, which she must repay in the event her employment is terminated for cause or she voluntarily resigns before the first anniversary of payment of the sign-on bonus, which will be paid in the first pay period following the Effective Date. Ms. Appelhans will also be eligible to participate in the Company’s employee benefit programs and plans.

In connection with her appointment, the Board of Directors of the Company will approve a grant to Ms. Appelhans of an option to purchase 150,000 shares of the Company’s common stock, at a per share exercise price of the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, with 25 percent of the shares underlying the option vesting on the first anniversary of the Effective Date and the remainder of the shares underlying the option vesting thereafter in 12 equal quarterly installments until the fourth anniversary of the Effective Date, subject to Ms. Appelhans’s continued employment through such vesting date. Additionally, the Board of Directors of the Company will approve a grant to Ms. Appelhans of 50,000 restricted stock units (“RSUs”), with the shares of common stock underlying such RSUs vesting in equal annual installments over a four-year period on each anniversary of the Effective Date, subject to Ms. Appelhans’s continued employment through such vesting date.

The Employment Agreement further provides that if Ms. Appelhans’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Ms. Appelhans resigns for Good Reason (as defined in the Employment Agreement), she will be entitled to receive: (i) base salary continuation for nine months following termination, or the “Severance Payments,” and, (ii) if Ms. Appelhans is enrolled in the Company’s health care program immediately prior to the date of termination and properly elects to receive COBRA benefits, nine months of COBRA premiums for herself and her eligible dependents at the Company’s normal rate of contribution for employees for coverage at the level in effect immediately prior to the date of termination (or a monthly cash payment in lieu thereof if the Company determines it cannot pay such amounts without potentially violating applicable law). Payment of the Severance Payments shall immediately cease if Ms. Appelhans breaches the terms of the Restrictive Covenants Agreement between her and the Company.

In lieu of the severance payments and benefits set forth above, in the event Ms. Appelhans’ employment is terminated by the Company without Cause or she resigns for Good Reason, in either case within 12 months following a Change in Control (as defined in the Employment Agreement), she will be entitled to receive: (i) a lump sum cash amount equal to one times the sum of (A) her current base salary (or her base salary in effect prior to the Change in Control, if higher) plus (B) her target annual cash incentive compensation for the year of termination, (ii) if Ms. Appelhans is enrolled in the Company’s health care program immediately prior to the date of termination and properly elects to receive COBRA benefits, 12 months of COBRA premiums for herself and her eligible dependents at the Company’s normal rate of contribution for employees for coverage at the level in effect immediately prior to the date of termination (or a monthly cash payment in lieu thereof if the Company determines it cannot pay such amounts without potentially violating applicable law), and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all Time-Based Equity Awards (as defined in the Employment Agreement) held by Ms. Appelhans. The payments and benefits provided under the Employment Agreement in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Ms. Appelhans in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Ms. Appelhans.

Ms. Appelhans has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

A copy of the press release announcing this event has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated July 26, 2021 between Rubius Therapeutics, Inc. and Dannielle Appelhans.
99.1	Press Release issued by Rubius Therapeutics, Inc. on July 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2021	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Jose Carmona
Jose Carmona
Chief Financial Officer

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